Exhibit 16.1

September 25, 2015

United States Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:

American Cordillera Mining Corporation

Commission File Number: 000-50738

Commissioners:

We have read Item 4.01 of Form 8-K dated September 25, 2015, of American Cordillera Mining Corporation and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC